UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On October 24, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Forest Oil Corporation (“Forest”) approved changes to Forest’s 2007 Annual Incentive Plan (the “Plan”).  The changes to the Plan metrics take into account Forest’s acquisition of The Houston Exploration Company in June 2007 and the divestiture of Forest’s Alaska operations in August 2007.

                Under the Plan, any incentive rewards will be linked to several performance criteria, including total shareholder return, cash costs (such as lease operating expense, transportation expense, and total general and administrative expense), acquisition activities, production levels, and rate of return on capital investments.  Each of the performance criteria is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary. In addition to the target level, the Plan includes completion percentages for a range of performance levels, starting at a threshold level (25% of the target level) up to an outstanding level (200% of the target level).   Determination of the completion percentages will be determined by the Compensation Committee and a minimum 25% completion threshold is required for the total plan.

                The Plan is administered by the Compensation Committee and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative elements may be delegated to Forest’s Vice President of Human Resources and participation in the Plan is determined by the President and Chief Executive Officer.  All performance goals, performance standards, award determinations, and modifications to the Plan must be approved by the Compensation Committee, and the granting of any awards under the Plan is at the sole discretion of the Board.  The revised Plan is attached to this report as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

           (d)                Exhibits

                                                 10.1         Forest Oil Corporation 2007 Annual Incentive Plan, as revised on October 24, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: October 25, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President —
General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Forest Oil Corporation 2007 Annual Incentive Plan, as revised on October 24, 2007.